Exhibit 10.3

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of May 31, 2017 (the “Second Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and Lombard Medical Technologies Inc., a Delaware corporation with an office located at 15420 Laguna Canyon Road, Suite 260, Irvine CA 92618 (“Lombard Medical”) and ALTURA MEDICAL, INC., a Delaware corporation with offices located at 923 Hamilton Ave., Menlo Park, CA 94025 (“Altura” and together with Lombard Medical, individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and the Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of April 24, 2015 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain Term Loans in accordance with the terms and conditions thereof;

WHEREAS, Borrower desires to prepay a portion of the Term Loans made to it under the Loan Agreement and in connection with that make certain amendments to the Loan Documents as set forth herein below and Lenders and Collateral Agent are agreeable to such prepayment;

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Borrower shall concurrently herewith pay to the Lenders the May 2017 Payment Amount which shall be applied to the Borrower’s Obligations under the Loan Agreement as set forth on Exhibit A hereto. Borrower hereby authorizes Collateral Agent and the Lenders to directly debit (or ACH) the May 2017 Payment Amount from one or more of the Borrower’s accounts, including, without limitation, the Borrower’s blocked account numbered *******703 maintained with Wells Fargo Bank (in case of which account, instead of directly debiting (or transferring by means of ACH) from such account, Collateral Agent and/or Lenders may instruct Wells Fargo Bank to transfer the May 2017 Payment Amount, or any portion thereof, to an account designated by the Collateral Agent and the Lenders). Notwithstanding Section 2.2(d) of the Loan Agreement, the parties hereto hereby consent to the application of a portion of the May 2017 Payment Amount as prepayment for a portion of the Term Loans, as set forth on Exhibit A hereto.

3.	Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b) Repayment. Borrower shall make monthly payments of interest only, commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. For each Term Loan, commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive monthly payments of principal and interest, in arrears, to the applicable Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule as set forth on the amortization tables (as amended and/or restated from time to time) attached to the Disbursement Letters entered into pursuant to this Agreement. Borrower shall also pay the May 2017 Payment Amount on the Second Amendment Date, which shall be applied towards Borrower’s Obligations as set forth in the Second Amendment. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

4.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein as follows:

“Maturity Date” is December 1, 2019.

5.	Section 13.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“May 2017 Payment Amount” means an amount of $2,411,132.58, which the Borrower shall pay to the Lenders on the Second Amendment Date and which shall be applied to the Borrower’s Obligations under the Loan Agreement as set forth on Exhibit A to the Second Amendment.

“Second Amendment” is that certain Second Amendment to the Agreement, entered into by Borrower, Lenders and Collateral Agent as of the Second Amendment Date.

“Second Amendment Date” is May 31, 2017.

6.	The Amortization Table attached to that certain Disbursement Letter dated April 24, 2015 is hereby amended and restated in its entirety as set forth on Exhibit B-1 hereto; the Amortization Table attached to that certain Disbursement Letter dated July 30, 2015 is hereby amended and restated in its entirety as set forth on Exhibit B-2 hereto; and the Amortization Table attached to that certain Disbursement Letter dated October 8, 2015 is hereby amended and restated in its entirety as set forth on Exhibit B-3 hereto.

7.	Limitation of Amendment.

a.	The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.	This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

8.	To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.	The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

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d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

9.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

10.	This Amendment shall be deemed effective as of the Second Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) the payment by Borrower of the May 2017 Payment Amount in accordance with Section 2 above, and (c) in addition to the payment of the May 2017 Payment Amount, Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts.

11.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

12.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Loan Agreement to be executed as of the date first set forth above.

BORROWER:

LOMBARD MEDICAL TECHNOLOGIES INC.

By	/s/ Kurt Lemvigh
Name:	Kurt Lemvigh
Title:	CEO

BORROWER:

ALTURA MEDICAL, INC.

By	/s/ Kurt Lemvigh
Name:	Kurt Lemvigh
Title:	CEO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Hastings
Name:	Colette H. Hastings
Title:	Senior Vice President

Signature Page to the Second Amendment to the Loan and Security Agreement

Exhibit A

Application of May 2017 Payment Amount

Please see attached

Exhibit B-1

Amortization Table for the Disbursement Letter dated April 24, 2015

Please see attached

Exhibit B-2

Amortization Table for the Disbursement Letter dated July 30, 2015

Please see attached

Exhibit B-3

Amortization Table for the Disbursement Letter dated October 8, 2015

Please see attached